Exhibit 10.40

SINGLE-TENANT NET LEASE AGREEMENT
(15175 Innovation Drive, San Diego)

This Single-Tenant Net Lease Agreement (this “Lease”) is entered into as of September 16, 2002, between Carmel Mountain #8 Associates, L.P., a California limited partnership, and Carmel Mountain Environmental, LLC, a California limited liability company, as tenants-in-common (collectively, “Landlord”), and Quantum Magnetics, Inc., a California corporation (“Tenant”), who agree as follows:

1.  Agreement to Let.  Landlord leases to Tenant, and Tenant leases from Landlord, on the terms, provisions, and conditions contained in this Lease, the premises described in the attached Exhibit A commonly known as 15175 Innovation Drive, San Diego, California (the “Premises”), on which is located an existing vacant building of approximately 58,438 square-feet as of the date of this Lease (the “Building”) and parking lot, subject to the access and parking rights of others under the existing reciprocal easement agreement recorded against the Premises.

2.  Principal Lease Provisions and Definitions.  The following are the “Principal Lease Provisions” of this Lease.  Other portions of this Lease explain and define the Principal Lease Provisions in more detail and should be read in conjunction with this Article.

2.1.    “Basic Monthly Rent” means, on a fully net basis, the product of $1.33 multiplied by the number of Rentable Square Feet of the Building.  Basic Monthly Rent automatically is increased on the first day of the calendar month which is two years after the Rent Commencement Date, and every two years after such date of rent increase (an “Adjustment Date”), to an amount equal to 107% of the Basic Monthly Rent payable on account of the calendar month immediately preceding the Adjustment Date.

2.2.    “Brokers” means:  The Staubach Company – West, Inc., as Tenant’s representative and Franklin Croft, Inc., as Landlord’s representative.

2.3.    “Rentable Square Feet”  means the total number of rentable square feet of the Building (excluding the Expansion Improvements) as determined by the Architect in accordance with the current standards of the American Industrial Real Estate Association (AIREA) for measuring rentable square feet of single-tenant industrial buildings.  Once established, the Rentable Square Feet will not be modified for purposes of this Lease.

2.4.    “Expansion Improvements” means a portion of Tenant’s Work consisting of a structure on the parking lot of the Premises of up to 5,000 Rentable Square Feet, to the extent permitted by applicable laws and CC&R’s, and more particularly described on the attached Exhibits B and C.  The Rentable Square Feet (and the Basic Monthly Rent) will not increase based on the Expansion Improvements.  Before the Expiration Date or earlier termination of this Lease, Tenant shall cause the Expansion Improvements to be demolished and removed, and shall return the parking lot of the Premises to the condition existing as if the date of this Lease, all in accordance with Article 12 below.

2.5.    “Expiration Date”:  December 31, 2012, subject to Tenant’s one-time right to extend the Expiration Date in accordance with the attached Addendum No. 1.

2.6.    Notice Addresses:

For Tenant:  After the Rent Commencement Date, at the Premises; before the Rent Commencement Date, to Quantum Magnetics, Inc.,  ATTN:  Lowell Burnett, 7740 Kenamar Court, San Diego, CA 92121; Facsimile:  (858) 566-9388

For Landlord:  c/o Franklin Croft Management, Inc., ATTN:  President, 7855 Fay Avenue, Suite 300, La Jolla, California, 92037-4265; Facsimile:  (858) 454-2216.

2.7.    “Permitted Use” means Tenant’s use of the Premises for general office, research, development, warehouse, and distribution purposes in accordance with applicable laws and regulations and all covenants, conditions and restrictions governing the Premises, and in compliance with all insurance contemplated by this Lease.  The foregoing includes Tenant’s use of explosive materials in qualities and quantities that do not interfere with Landlord’s ability to receive the insurance coverage contemplated by this Lease (whether procured by Tenant or by Landlord subject to reimbursement under this Lease).

2.8     “Rent Commencement Date” means January 1, 2003.

2.9.    “Security Deposit” means $120,000.00.

2.10.  Tenant’s Work:  At its sole cost (subject to reimbursement from the TI Allowance), Tenant shall improve the Premises with the tenant improvements reasonably necessary for Tenant to conduct its business on the Premises (“Tenant’s Work”).  Tenant’s Work must substantially conform to the plans described in the attached Exhibit C and must be constructed in accordance with plans and specifications prepared by Herkes Design Associates (“Architect”), an architect selected by Tenant, or another architect mutually acceptable to Landlord and Tenant.  Tenant’s Work may include walls, HVAC systems, flooring, wiring and plumbing, utility connection and “tap-in” charges.  Tenant’s Work must be made in compliance with Article 12 below and Tenant is solely responsible for construction of Tenant’s Work, including timing and quality.  Tenant must complete Tenant’s Work before September 1, 2003.  Landlord may not unreasonably withhold or delay its approval to Tenant’s proposed plans or modifications to plans for Tenant’s Work; Landlord’s failure to disapprove of Tenant’s proposed plans or modifications to plans for Tenant’s Work within ten business days after Landlord’s receipt of Tenant’s request is deemed Landlord’s approval.  Landlord will have no liability for any delays or defects in Tenant’s Work.

2.11.  “TI Allowance” means $1,000,000.00.  Landlord shall reimburse Tenant up to the TI Allowance for the cost of Tenant’s Work in accordance with the attached Addendum No. 1.  No more than 30% of the TI Allowance may be allocated towards soft costs (such as, without limitation, architectural, space planning, permit fees, material testing, or contractor fees/profit) and no portion of the TI Allowance may be allocable towards fees paid to Tenant or any of its owners, employees or affiliates.  Tenant is not entitled to any rent credit or discount based on any unused portion of the TI Allowance.

3.  Term.   The term of this Lease (the “Term”) commences on the date of this Lease and expires on the Expiration Date, subject to earlier termination in accordance with this Lease.

4.  Possession.   Tenant is entitled to immediate possession of the Premises.  Tenant has thoroughly inspected the Premises and accepts the Premises in its as-is condition; provided, however, Landlord shall, at its sole cost (without any right of reimbursement under Article 7 below) cause the following work to be completed before Tenant completes Tenant’s Work:  (a) replace one of the HVAC units and ensure that all of the other HVAC units are in good working order as of such date; (b) install a site back-flow preventer, and, if needed, a domestic back-flow preventer inside the Building, in accordance with applicable code requirements; and provided further, Landlord warrants that as of the date of this Lease, there are no leaks in the roof of the Building.  Any claims on account of any roof leaks must be made by Tenant before Tenant first begins construction or installation work at the Premises.

5.  Use of Premises.

5.1.  Permitted Use of Premises.  Tenant may use the Premises for the Permitted Use and for no other use.  Any change in the Permitted Use requires Landlord’s prior written consent, which consent may be granted or withheld in Landlord’s reasonable discretion.

5.2.  Compliance with Laws.  Tenant shall comply with all laws concerning the Premises or Tenant’s use of the Premises, including the obligation at Tenant’s sole cost to alter, maintain, and restore the Premises in compliance with all applicable laws, even if the laws are enacted after the date of this Lease, even if compliance entails costs to Tenant of  a substantial nature, and even if compliance requires structural alterations.  Such obligation to comply with laws includes compliance with the Americans With Disabilities Act of 1990 (42 U.S.C. 12181 et seq.)  (the “ADA”).  If  Tenant’s particular use of the Premises results in the need for modifications or alterations, then Tenant shall promptly cause the completion of such modifications and alterations, at Tenant’s sole cost, in accordance with Article 12 below.  Notwithstanding the foregoing, Tenant is not responsible for violations of the Premises existing on or before possession of the applicable portion of the Premises is first delivered to Tenant.

5.3.  General Covenants and Limitations on Use.  Tenant may not do, bring, or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Premises.  If the rate of any insurance carried by Landlord is increased as a result of Tenant’s use, Tenant shall pay to Landlord, within 10  days after Landlord delivers to Tenant a notice of such increase, the amount of such increase.  Neither Tenant nor Tenant’s Invitees may do anything that will cause damage or waste.  No machinery, apparatus, or other appliance may be used or operated in or on the Premises that will in any manner injure, vibrate, or shake all or any part of the Premises.

5.4.  Signs.   Tenant is entitled to 100% of the signage rights associated with the Premises.  Tenant shall, at Tenant’s sole cost, make any changes to any sign on the Premises as required by any new or revised applicable laws, ordinances, rules, regulations or covenants governing the Premises .  Tenant shall maintain, repair, and replace all of Tenant’s signs in first class condition.

6.  Monthly Rent.  Tenant shall pay to Landlord as minimum monthly rent, without deduction, setoff, prior notice, or demand, the Basic Monthly Rent in advance, on or before the first day of each calendar month throughout the Term commencing on the Rent Commencement Date.  Concurrent with execution of this Lease, Tenant shall deposit with Landlord $73,047.50 as estimated first month’s Basic Monthly Rent.  THIS LEASE IS INTENDED TO BE A COMPLETELY “NET LEASE” AND EXCEPT AS SPECIFICALLY STATED TO THE CONTRARY IN THIS LEASE, TENANT IS SOLELY RESPONSIBLE FOR THE CARE, MAINTENANCE, TAXES, INSURANCE, UTILITIES, REPAIR AND OPERATING EXPENSES OF THE  PREMISES.  All monetary obligations of Tenant under this Lease constitute “rent” under this Lease.

7.  Operating Expenses.

7.1.  Definition of Operating Expenses.  Tenant is responsible for payment of all Operating Expenses of the Premises beginning on the Rent Commencement Date.  As used in this Lease, the term “Operating Expenses” means all costs and expenses paid or incurred by Landlord or Tenant relative to the operation, repair, restoration, replacement, maintenance, and management of the Premises, including:  (i) water, sewage disposal, drainage, refuse collection and disposal, gas, electricity, and other utility services, and the maintenance of all components, systems, and apparatus by which such utilities and services are provided, (ii) general maintenance and repair of the landscaping, and structural components of the improvements located on the Premises (except to the extent the cost is solely Landlord’s responsibility under Article 9 below), janitorial, and security services (if any), (iii) expenses payable by Landlord pursuant to the provisions of any recorded Covenants, Conditions, and Restrictions, Reciprocal Basement Agreements, and any other existing recorded documents affecting the Premises as of the date of this Lease, (iv) all real property or real estate taxes, assessments, association dues, and other impositions, whether general, special, ordinary, or extraordinary, and of every kind and nature, which may be levied, assessed, imposed on the Premises on account of the period of this Lease, (“Real Estate Taxes”), subject to the limitation described below, (v) any personal property taxes, assessments, or other impositions levied, assessed, or imposed upon any personal property of Landlord used in connection with the Premises, (vi) Insurance Expenses (as defined below) imposed on the Premises on account of the period of this Lease, (vii) inspection fees and (viii) a property management fee in the amount of 3% of Basic Monthly Rent, and (ix) capital improvements or structural modifications required by any change in laws, ordinances, rules, or regulations governing the Premises, or other capital improvements or structural modifications deemed reasonably necessary by Landlord for health or safety purposes; provided, however, (a) Operating Expenses do not include any capital costs required to repair or replace the structural portions of the foundation, exterior walls, interior load bearing walls, roof, or slab, and (b) any costs of such capital improvements or structural modifications (except to the extent the cost is solely Landlord’s responsibility under Article 9 below) shall be amortized (including an interest factor reasonably determined by Landlord) over the anticipated useful life of such capital improvements or structural modifications.  Notwithstanding the foregoing, if Landlord sells the Premises during the initial 10-year period of this Lease, Operating Expenses will not include (and Tenant will not be responsible for) the portion of any increase in Real Estate Taxes arising from the sale to the extent based on the difference between the fair market value of the Premises on the date Tenant’s Work is completed (as increased by 2% per year thereafter) and the sales price of the Premises.

7.2.  Payment of Operating Expenses.  Landlord shall deliver to Tenant an annual statement setting forth the estimated Operating Expenses to be incurred by Landlord for the ensuing year (“Expense Statement”).  Landlord may, from time to time, modify the Expense Statement based on reasonable changes to Landlord’s estimate of Operating Expenses incurred by it.  Tenant shall pay Landlord one-twelfth of the amount set forth in each Expense Statement, in advance, concurrent with each payment of Basic Monthly Rent.  Tenant’s payment obligations under this paragraph constitute additional rent under this Lease.  Within 45 days after the end of each calendar year, Landlord shall provide Tenant a statement of Landlord’s actual Operating Expenses for the calendar year (a “Reconciliation Statement”).  If the sum of Tenant’s payments on account of Operating Expenses during any calendar year exceeds the actual Operating Expenses for the calendar year, then the excess will be credited against future Operating Expenses due from Tenant, or paid directly to Tenant.  If the sum of Tenant’s Operating Expense payments for any calendar year is less than the actual Operating Expenses for the calendar year, then Tenant shall pay Landlord the amount of the deficiency within 10 days after delivery of Landlord’s statement reconciling the year’s Operating Expenses.  Landlord’s delay in delivering any Expense Statement or Reconciliation Statement will not release Tenant of its obligation to pay any portion of the Operating Expenses.

Notwithstanding the foregoing, Operating Expenses do not include (i) interest and principal payments and all other debt service (including but not limited to brokerage fees and points) on all loans or indebtedness, whether or not secured by the Premises; (ii) costs for which Landlord is reimbursed by insurance proceeds or third parties; (iii) leasing commissions; (iv) depreciation; (v) costs, fines, penalties or interest incurred due to Landlord’s failure to make timely payments of any obligations under this Lease; (vi) repairs made under guaranties or warranties (i.e., at no cost to Landlord); (vii) any ground rents; (viii) sale and refinancing costs, including attorneys’ fees, brokerage commissions and other marketing costs relating thereto; (ix) any amounts received by Landlord or paid by Tenant pursuant to another provision of this Lease; (x) costs to correct design or construction defects in the original construction of the Building; and (xi) costs resulting from the failure of the Building to comply with all laws and permits when originally constructed.

7.3.  Audit.  If Tenant disputes the amount set forth in any Reconciliation Statement, then Tenant’s employees or an independent certified public accountant designated by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord’s records at Landlord’s offices pertaining to Landlord’s calculation of Operating Expenses.  If, after such inspection, Tenant notifies Landlord in writing that Tenant still disputes such amounts, a certification as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant selected by Tenant and reasonably approved by Landlord and who is a member of a nationally or regionally recognized accounting firm.  If such certification by the accountant proves that the Operating Expenses set forth in the Reconciliation Statement were overstated by more than 5.0%, then Tenant’s audit costs, including the cost of such certification, shall be promptly paid for by Landlord.  Promptly following the parties receipt of such certification, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such certification.  Tenant’s failure to dispute the amount of any Operating Expense or Reconciliation Statement within 120 days after Tenant’s receipt of a Reconciliation Statement for the applicable calendar year, is deemed Tenant’s waiver to ever make a claim based on Operating Expenses for that applicable year.

8.  Utilities and Services.  Tenant shall arrange for and pay the cost of all utilities and services (including any connection charges and taxes thereon) furnished to the Premises beginning on the date of this Lease, including electricity, water, heating, ventilating, air-conditioning, oil, sewer, gas, telephone, communication services, trash collection, janitorial, cleaning, and window washing.  Landlord has absolutely no responsibility with respect to such utilities and other services.

9.  Maintenance.

9.1 Landlord’s Duties.  Landlord shall maintain and repair the following aspects of the Premises (the costs of which constitute Operating Expenses):  landscaping and exterior pest-control, parking lot, exterior of the Building (including the facade, exterior lighting, the roof, and window washing), exterior fire protection components, the HVAC and other mechanical systems, and the elevator.  Landlord shall timely and directly pay the Insurance Expenses, Real Estate Taxes and exterior utilities associated with the Premises, subject to reimbursement in accordance with Article 7 above.  Notwithstanding anything to the contrary in this Lease, Landlord is solely responsible (at its own cost without any right of reimbursement under Article 7) for repairing damage to or defects in the foundation, slab, load bearing walls (but not the fascia of walls), and structural elements of the roof, except to the extent the damage was caused by Tenant or its Invitees.  Throughout the term of this Lease, Tenant may specifically enforce all construction warranties with respect to the Premises against the applicable contractors and material providers.

9.2 Tenant’s Duties.  Beginning on the Rent Commencement Date, Tenant shall at its sole cost (i) maintain and repair, all in good condition, all aspects and portions of the Premises, other than those aspects subject to Landlord’s duties described in Section 9.1; (ii) arrange for janitorial services and the removal of trash from the Premises, and (iii) maintain a pest and termite control service agreement with respect to the Premises, reasonably acceptable to Landlord.  Tenant shall provide Landlord with current copies of its maintenance, service and cleaning contracts throughout the Term.  Tenant is additionally liable for any damage to the Premises resulting from the acts or omissions of Tenant or Tenant’s Invitees.  If Tenant fails to maintain or repair, any portion of the Premises as provided above, then Landlord may maintain or repair, any such portion of the Premises and Tenant shall promptly reimburse Landlord for Landlord’s costs thereof, which sums constitute additional rent under this Lease; provided, however, if Tenant’s failure to maintain or repair has not resulted in an urgent need for repair or maintenance, Landlord shall first give Tenant notice of its failure to maintain or repair and a period of 10 days after such notice within to cure the failure; and provided further, if Tenant’s failure to maintain or repair has not resulted in an urgent need for repair or maintenance and if Landlord has not previously taken action under this sentence in the prior 18 months, then Landlord shall first give Tenant notice of its failure to maintain or repair and a period of 30 days after such notice within to cure the failure (or such additional time, not to exceed 90 days from the date of Landlord’s notice, as is reasonably necessary to cure the failure if Tenant begins cure within 10 days after Landlord’s notice and diligently prosecutes such cure to completion).  Landlord may require Tenant to use specific contractors for the purpose of maintaining warranties or the integrity of the Premises.  Tenant waives the provisions of California Civil Code Section 1942 (or any successor statute), and any similar principals of law with respect to Landlord’s obligations for tenantability of the Premises and Tenant’s right to make repairs and deduct the expense of such repairs from rent.

10.  Insurance.

10.1.  Public Liability and Property Damage Insurance.  Tenant shall maintain public liability and property damage insurance (i) with a single combined liability limit and property damage limit of not less than $2,000,000.00, (ii) insuring (a) against all liability of Tenant and Tenant’s Invitees arising out of or in connection with Tenant’s use or occupancy of the Premises, including products liability coverage, and (b) performance by Tenant of the indemnity provisions set forth in this Lease, and (iii) naming Landlord, its agents, and any lender holding a security interest in the Premises or any ground lessor of the Premises (“Lender”) as additional named insured, and (c) with umbrella coverage of $10 million.  Not more frequently than once every year, if, in the reasonable opinion of Landlord or at the request of any Lender, the amount of such insurance at that time is not adequate, then Tenant shall increase such insurance as reasonably required by Landlord.

10.2.  Fire and Extended Coverage Insurance.  Tenant shall maintain on Tenant’s Alterations and Tenant’s Personal Property (as defined below) a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, coverage with respect to increased costs due to building ordinances, demolition coverage, boiler and machinery insurance, and sprinkler leakage coverage, in each case to the extent of at least 100 percent of full replacement value, and business interruption insurance, issued in the names of Landlord, Tenant, and any Lenders, as their interests may appear.  Such “full replacement value” shall be determined by the company issuing such policy at the time the policy is initially obtained.  Not more frequently than once every two years, either Landlord or Tenant may notify the other that it elects to have the replacement value re-determined by an insurance company.  Such re-determination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance company, and Landlord and Tenant shall be promptly notified of the results by the company.  Such policy shall be promptly adjusted according to such re-determination.  Tenant shall additionally maintain full coverage plate-glass insurance on the Premises, in which Landlord and any Lender be named as additional insureds.

10.3.  Intentionally Omitted.

10.4.  Tenant’s Insurance Generally.  Insurance required to be maintained by Tenant under this Lease:  (i) shall be issued as a primary policy (not contributed with, and in excess of coverage Landlord may carry) by insurance companies authorized to do business in California with a Best’s Rating of at least “A-” and a Best’s Financial Size Category rating of at least “X,” as set forth in the most current edition of “Best’s Insurance Reports” (or such greater ratings as are required by any Lender); (ii) shall name Landlord and any Lender as additional named insureds, but the policy must provide that notwithstanding the fact that Landlord is an additional insured, it is entitled to recover under the policy for any loss suffered by Landlord by reason of Tenant’s negligence; (iii) shall consist of “occurrence” based coverage, without provision for subsequent conversion to “claims” based coverage; (iv) may not be cancelable or subject to reduction of coverage or other modification except after 30-days’ prior written notice to Landlord and any Lender; and (v) may not provide for a deductible or co-insurance provision in excess of $25,000.00.  Tenant shall, at least 30 days before the expiration of each such policy, furnish Landlord with a renewal of or “binder” extending the policy.  Tenant shall promptly upon request deliver to Landlord copies of such policy or policies or certificates evidencing the existence and amounts of such insurance together with evidence of payment of premiums.

10.5.  Landlord’s Insurance.  Landlord may maintain any of the following insurance, in such amounts and with such limits as Landlord determines in its reasonable discretion:  (i) public liability and property damage insurance and products liability insurance; (ii) fire and extended coverage insurance, with vandalism and malicious mischief endorsements, coverage with respect to increased costs due to building ordinances, demolition coverage, and sprinkler leakage coverage; (iii) boiler and machinery insurance; (iv) fidelity insurance; (v) earthquake insurance; (vi) plate-glass insurance; and (vii) rental interruption or business interruption insurance.  The premiums, costs, expenses, and deductibles (or similar costs or charges) of or with respect to any such insurance (all of the preceding, collectively, “Insurance Expenses”) are included in Operating Expenses; provided, however, Operating Expenses will not include fidelity insurance or earthquake insurance unless the insurance is either required by a Lender or otherwise becomes commonly carried by owners of projects similar to the Premises.

10.6.  Waiver of Subrogation.  Landlord and Tenant release each other, Tenant’s Invitees , and Landlord’s guests, invitees, customers and licensees (collectively, “Landlord’s Invitees”) from all claims for damage, loss, or injury to the Premises, to Tenant’s Personal Property, and to the fixtures and Alterations of either Landlord or Tenant in or on the Premises to the extent the damage, loss or injury is covered by any insurance policies carried by Landlord and Tenant and in force at the time of such damage.  Landlord and Tenant shall each use its best efforts to cause all insurance policies obtained by it pursuant to this Lease to provide that the insurance company waives all right of recovery by way of subrogation against Landlord and Tenant in connection with any damage, loss, or injury covered by such policy.

11.  Taxes.   Tenant shall pay before delinquency all taxes, assessments, license fees, and other charges that are levied or assessed against, or based on the value of, Tenant’s personal property installed or located in or on the Premises including trade fixtures, furnishings, equipment, and inventory (collectively, “Tenant’s Personal Property”).  On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of such payments.  If any such taxes, assessments, license fees, or other charges are levied against Landlord or Landlord’s property, or if the assessed value of the Premises is increased by the inclusion of a value placed on Tenant’s Personal Property, then Tenant, on demand, shall immediately reimburse Landlord for the sum of such taxes, assessments, license fees, and other charges so levied against Landlord, or the proportion of taxes resulting from such increase in Landlord’s assessment, which amounts constitute additional rent under this Lease.  Landlord may pay such taxes, assessments, license fees, or other charges or such proportion, and receive such reimbursement, regardless of the validity of the levy.

12.  Alterations.  Tenant may make alterations, improvements, additions, installations, or changes to the Premises (any of the preceding, “Alterations”) only if:  (i) Tenant first obtains Landlord’s written consent after submitting to Landlord, in written form, proposed detailed plans of such Alterations, (ii) Tenant complies with all conditions which may be reasonably imposed by Landlord, including but not limited to Landlord’s selection of specific contractors or construction techniques (and Tenant shall retain, under a fixed fee or guaranteed-maximum price construction contract an experienced and licensed contractor reasonably acceptable to Landlord to perform the Alterations), and (iii) Tenant pays to Landlord the reasonable costs and expenses of Landlord for architectural, engineering, or other consultants which reasonably may be incurred by Landlord in determining whether to approve any such Alterations.  To compensate Landlord for its review of and involvement in the Alterations (including Tenant’s Work), Tenant shall pay Landlord an administrative fee in the amount of one percent of all costs of the Alterations (payable pro-rata over the course of construction of the Alterations).  The TI Allowance may be applied to the administrative fee relating to Tenant’s Work.  Tenant shall, before commencing any Alterations, at Tenant’s sole cost, (i) acquire (and deliver to Landlord a copy of) a permit from appropriate governmental agencies to make such Alterations (any conditions of which permit Tenant shall comply with, at Tenant’s sole cost, in a prompt and expeditious manner), (ii) obtain and deliver to Landlord (unless this condition is waived in writing by Landlord) a lien and completion bond for the proposed Alterations, to insure Landlord against any liability for mechanics’ liens and to insure completion of the work, or other security or reasonable evidence and assurance of payment reasonably acceptable to Landlord, (iii) provide Landlord with 10 days’ prior written notice of the date the installation of the Alterations is to commence to expressly remind Landlord to post and record an appropriate notice of non-responsibility, and (iv) obtain (and deliver to Landlord proof of) reasonably adequate workers compensation insurance with respect to any of Tenant’s employees installing or involved with such Alterations (which insurance Tenant shall maintain in force until completion of the Alterations).  All Alterations shall upon installation become the property of Landlord and shall remain on and be surrendered with the Premises on termination of this Lease, except that Landlord may, at its election, require Tenant to remove any or all of the Alterations, by so notifying Tenant in writing on or before the Expiration Date or earlier termination of this Lease, in which event, Tenant shall, at its sole cost, on or before the Expiration Date or earlier termination of this Lease, repair and restore the Premises to the condition of the Premises prior to the installation of the Alterations which are to be removed.  Tenant shall pay all costs for Alterations and other construction done or caused to be done by Tenant and Tenant shall keep the Premises free and clear of all mechanics’ and materialmen’s lien’s resulting from or relating to any Alterations or other construction.  “Alterations” do not include trade fixtures, furniture or equipment.

13.  Surrender of Premises and Holding Over.  On the Expiration Date or earlier termination of this Lease, Tenant shall (i) surrender to Landlord the Premises in good and clean condition (subject to reasonable wear and tear), along with all keys to the Premises (including any keys to any exterior or interior doors), and (ii) remove all of Tenant’s Personal Property and perform all repairs and restoration required by the removal of any Alterations or Tenant’s Personal Property.  Landlord may elect to retain or dispose of in any manner any Alterations or Tenant’s Personal Property that Tenant does not remove from the Premises on the Expiration Date or earlier termination of this Lease (but only after Tenant has ceased regular operations of its business from the Premises) as required by this Lease by giving written notice to Tenant.  Any such Alterations or Tenant’s Personal Property that Landlord elects to retain or dispose of will vest in Landlord immediately on notice to Tenant.  If Tenant fails to remove its Alterations or Personal Property as required above, Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord’s retention or disposition of any such Alterations or Tenant’s Personal Property and Tenant is liable to Landlord for Landlord’s costs for storing, removing or disposing of any such Alterations or Tenant’s Personal Property.  If Tenant fails to surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, Tenant shall indemnify Landlord against all liabilities, damages, losses, costs, expenses, attorneys’ fees and claims resulting from such failure, including any claim for damages made by a succeeding tenant.  If Tenant, with Landlord’s consent, remains in possession of the Premises after the Expiration Date or earlier termination of this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on 30-days’ written notice given at any time by Landlord or Tenant.  During any such month-to-month tenancy, Tenant shall pay, as Basic Monthly Rent, 125 percent of the Basic Monthly Rent in effect immediately before the Expiration Date or earlier termination of this Lease, as the case may be, unless Landlord and Tenant mutually agree otherwise in writing.  All provisions of this Lease other than those pertaining to Term apply to such month-to-month tenancy.

14.  Default.  The occurrence of any of the following constitutes a material default and breach of this Lease by Tenant.

14.1.  Tenant’s failure to make any payment of rent within three days after Landlord gives notice to Tenant of the payment due.  No grace period before the imposition of a late charge extends the date when such rent is due and payable, and Tenant is in default under this Lease if such payment is not timely made.

14.2.  Tenant’s failure to observe or perform any other provision of this Lease for a period of ten days after written notice of such failure from Landlord to Tenant; provided, however, such notice is in lieu of, and not in addition to, any notice required under applicable unlawful detainer statute; and provided further, however, that if the nature of Tenant’s default is such that more than ten days are required for its cure, then Tenant is not deemed to be in default if

Tenant commences such cure within the ten-day period and thereafter diligently prosecutes such cure to completion within 90 days after Landlord’s written notice.

15.  Landlord’s Remedies.  Landlord is entitled to the following remedies if Tenant commits a default or breach under this Lease; these remedies are not exclusive, but are cumulative and in addition to any remedies provided elsewhere in this Lease, or now or later allowed by law.

15.1.  Continuation of Lease.  No act by Landlord (including the acts set forth in the next sentence) terminates Tenant’s right to possession unless Landlord notifies Tenant in writing that Landlord elects to terminate Tenant’s right to possession.  As long as Landlord does not terminate Tenant’s right to possession, Landlord may (i) continue this Lease in effect, (ii) continue to collect rent when due and enforce all the other provisions of this Lease, (iii) enter the Premises and relet them, or any part of them, to third parties for Tenant’s account, for a period shorter or longer than the remaining term of this Lease, and (iv) have a receiver appointed to collect rent and conduct Tenant’s business.  Tenant shall immediately pay to Landlord all costs Landlord incurs in such reletting, including brokers’ commissions, attorneys’ fees, advertising costs, and expenses of remodeling the Premises to a vanilla shell condition for such reletting.  If Landlord elects to relet all or any portion of the Premises as permitted above, rent that Landlord receives from such reletting will be applied to the payment of, in the following order and priority, (i) any indebtedness from Tenant to Landlord other than Basic Monthly Rent due from Tenant, (ii) all costs incurred by Landlord in the reletting in accordance with this paragraph, and (iii) Basic Monthly Rent (and, if applicable, percentage rent) due and unpaid under this Lease.  After applying the payments as referred to above, any sum remaining from the rent Landlord receives from the reletting will be held by Landlord and applied in payment of future rent as it becomes due under this Lease.  Tenant will not be entitled to any excess rent received by Landlord unless and until all obligations of Tenant under this Lease, including all future obligations, are satisfied in full.

15.2.  Termination of Tenant’s Right to Possession.  In the event of such breach or default by Tenant, Landlord may terminate Tenant’s right to possession of the Premises at any time, by notifying Tenant in writing that Landlord elects to terminate Tenant’s right to possession.  On termination of this Lease, Landlord has the right to recover from Tenant (i) the worth at the time of the award of the unpaid rent which had been earned at the time of such termination, (ii) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after such termination until the time of award exceeds the amount of such loss of rent that Tenant proves could have been reasonably avoided, (iii) the worth at the time of the award of the amount by which the unpaid rent for the balance of the Term after the time of award (had there been no such termination) exceeds the amount of such loss of rent that Tenant proves could be reasonably avoided, and (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or in the ordinary course of things would be likely to result therefrom.  The “worth at the time of the award” of the amounts referred to in Clauses (i) and (ii) above is to be computed by allowing interest at the Default Rate, as set forth below.  The “worth at the time of the award” of the amount referred to in Clause (iii) above is to be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

15.3.  Landlord’s Right to Cure Default.  Landlord, at any time after Tenant commits a default or breach under this Lease, may cure such default or breach at Tenant’s sole cost.  If Landlord at any time, by reason of Tenant’s default or breach, pays any sum or does any act that requires the payment of any sum, such sum shall be due immediately from Tenant to Landlord at the time such sum is paid, and constitutes additional rent under this Lease.

15.4.  Enforcement Costs.  On demand, Tenant shall pay Landlord all costs and expenses incurred by Landlord in connection with collecting any amounts and damages owing by Tenant under this Lease, or to enforce any provision of this Lease, including reasonable attorneys’ fees, whether or not any action is commenced by Landlord.

16.  Interest and Late Charges.  Late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be impracticable or extremely difficult to fix.  Costs include processing, collection and accounting charges, and late charges that may be imposed on Landlord by the terms of any deeds of trust covering the Premises.  Therefore, if any rent or other payment is not received by Landlord within five days after its due date, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord an additional sum of five percent of such overdue amount as a late charge.  Such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment by Tenant, and therefore this paragraph is reasonable under the circumstances existing at the time this Lease is made.  Acceptance of such late charge by Landlord does not constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease.  In addition to the late charge payable by Tenant, if any rent is not paid within 30 days of the date such rent is due, then Tenant shall pay to Landlord interest on the overdue rent at the rate equal to the “reference rate” announced from time to time by Bank of America, NT&SA (if such reference rate ceases to be announced, then a reasonably comparable “prime rate” shall be utilized, selected by Landlord), plus five percent per annum, or the maximum rate permitted by law, whichever is less (the “Default Rate”).  Such interest shall additionally accrue and be payable by Tenant relative to any other amounts payable by Tenant to Landlord under the provisions of this Lease which are not paid when due.  All late charges and interest under this paragraph constitute additional rent under this Lease.

17.  Habitual Defaults.  If a late charge is payable under this Lease, whether or not collected, for three installments of Basic Monthly Rent, Operating Expense, or other rent due under this Lease during any 18-month period, Tenant’s monthly payments will automatically become due and payable quarterly in advance, rather than monthly.  All monies paid to Landlord under this paragraph may be commingled with other monies of Landlord and will not bear interest.  If Tenant breaches any provision of this Lease, then any balance remaining from funds paid to Landlord under the provisions of this paragraph may, at Landlord’s election, be applied to the payment of any monetary default of Tenant.

18.  Security Deposit.  Tenant shall immediately deposit with Landlord cash in the amount of the Security Deposit to secure the performance by Tenant of its obligations under this Lease, including Tenant’s obligations (i) to pay rent,

(ii) to repair damages caused by Tenant or Tenant’s agents, employees, contractors, licensees, or invitees (collectively, “Tenant’s Invitees”), (iii) to clean the Premises on the termination of this Lease, and (iv) to remedy any other defaults by Tenant in the performance of any of its obligations under this Lease, If Tenant commits any default under this Lease, Landlord may use the Security Deposit to cure such defaults, and to compensate Landlord for damage suffered by Landlord from such defaults, including attorneys’ fees and costs incurred by Landlord.  Tenant shall promptly pay to Landlord the amount necessary to replenish any portion of the Security Deposit so used by Landlord.  Following the Expiration Date or earlier termination of this Lease, and within the time frame required by applicable law, Landlord shall deliver to Tenant, at Tenant’s last known address, any portion of the Security Deposit not used by Landlord in accordance with this paragraph.  Landlord may commingle the Security Deposit with Landlord’s other funds and Landlord will not pay interest on such Security Deposit to Tenant.

19.  Destruction.  If the Premises is totally or partially destroyed during the Term, rendering the Premises totally or partially inaccessible or unusable, then (i) Landlord shall restore the Premises to substantially the same condition as it was in immediately before such destruction, (ii) Landlord will not be required to restore Tenant’s Alterations or Tenant’s Personal Property unless they are an integral part of the Premises and specifically covered by insurance proceeds received by Landlord, such excluded items being the sole responsibility of Tenant to restore, (iii) the destruction will not terminate this Lease, and (iv) all obligations of Tenant under this Lease will remain in effect, except that the Basic Monthly Rent will be abated or reduced, between the date of the destruction and the date of completion of restoration, by the ratio of (a) the area of the Premises rendered unusable or inaccessible by the destruction to (b) the area of the Premises before the destruction.  Notwithstanding anything to the contrary in this Lease, Landlord or Tenant may terminate this Lease by so notifying the other in writing on or before the 30th day after the destruction, if (A) then-existing laws do not permit restoration of the Premises to substantially similar premises, (B) the destruction occurs during the last year of the Term, (C) restoration will require more than nine months after the destruction.  Additionally, Landlord may terminate this Lease by so notifying Tenant in writing on or before the 60th day after Landlord’s receipt of the proceeds from insurance maintained by Landlord, if (x) the destruction exceeds 25 percent of the then replacement value of the Premises, or (y) Landlord determines that the cost of the restoration exceeds the amount of insurance proceeds relating to the destruction actually received by Landlord from insurance maintained by Landlord (unless Tenant funds the shortfall without any right or reimbursement or offset).   If Landlord or Tenant so terminates this Lease, then (1) Landlord has no obligation to restore the Premises, (2) Landlord retains all insurance proceeds relating to such destruction (except for proceeds on account of Tenant’s Personal Property or proceeds allocated by the applicable insurance policy specifically and solely for Tenant relocation costs or proceeds of Tenant’s own business interruption insurance), and (3) this Lease terminates as of 30 days after the notice of termination from Landlord or Tenant to the other.  If Landlord restores the Premises as provided above, then Tenant waives the provisions of California Civil Code Sections 1932(2) and 1933(4) or any successor statute with respect to any destruction of the Premises.

20.  Condemnation.  If during the Term there is any taking of all or any part of the Premises or any interest in this Lease by the exercise of any governmental power, whether by legal proceedings or otherwise, by any entity or individual having the power of condemnation (any of the preceding a “Condemnor”), or a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending (any of the preceding, a “Condemnation”), then this paragraph applies.  A temporary Condemnation of all or any part of the Premises for less than 180 days does not constitute a Condemnation under this paragraph, but the Basic Monthly Rent is abated as to the portion of the Premises affected during the temporary Condemnation.  If the Condemnation is of the entire Premises, then this Lease terminates on the date the Condemnor takes possession of the Premises (the “Date of Condemnation”).  If the Condemnation is of some, but not all, of the Premises, then this Lease remains in effect, except that, if the remaining portion of the Premises is rendered unsuitable for Tenant’s continued use of the Premises, as reasonably determined by both Landlord and Tenant, then Tenant may elect to terminate this Lease by so notifying Landlord in writing (the “Termination Notice”) within 30 days after the date that the nature and extent of the Condemnation have been determined.  Such termination becomes effective on the earlier of (i) the date that is 30 days after the Termination Notice, and (ii) the Date of Condemnation.  If Tenant does not give Landlord the Termination Notice within the 30-day period, then all obligations of Tenant under this Lease remain in effect, except that (unless the Premises are restored as set forth below) Basic Monthly Rent will prospectively be reduced by the ratio of (a) the area of the Building taken to (b) the area of the Building immediately before the Date of Condemnation.  Notwithstanding anything to the contrary in this paragraph, if within 20 days after Landlord’s receipt of the Termination Notice Landlord notifies Tenant that Landlord at its cost will add to the remaining Premises so that the area of the Premises will be substantially the same after the Condemnation as they were before the Condemnation, and Landlord commences the restoration promptly and completes it within 180 days after Landlord so notifies Tenant, then all obligations of Tenant under this Lease remain in effect, except that Basic Monthly Rent shall be abated or reduced during the period from the Date of Condemnation until the completion of such restoration by the ratio of (A) the area of the Building taken to (B) the area of the Building immediately before the Date of Condemnation.  Unless Landlord restores the Premises pursuant to the preceding sentence, or unless Tenant gives Landlord the Termination Notice within the relevant 30-day period, Tenant at its sole cost shall accomplish any restoration required by Tenant to use the Premises.  All compensation, sums, or anything of value awarded, paid, or received on a total or partial Condemnation (the “Award”) belongs to and must be paid to Landlord, except that Tenant may receive from the Award any sum paid expressly to Tenant from the Condemnor for Tenant’s loss of Tenant’s Personal Property and relocation costs.  Tenant has no right to any part of the Award, and Tenant hereby assigns to Landlord all of Tenant’s right, title, and interest in and to any part of the Award, except that Tenant may receive from the Award any sum paid expressly to Tenant from the Condemnor for Tenant’s loss of Tenant’s Personal Property and relocation costs.  Landlord and Tenant waive the provisions of any statute (including California Code of Civil Procedure Section 1265.130 or any successor statute) that allows Landlord or Tenant to petition the superior court (or any other local court) to terminate this Lease in the event of a partial taking of the Premises.

21.  Assignment and Other Transfers.  Without Landlord’s prior written consent, which may not unreasonably be withheld, none of the following may occur (or be permitted by Tenant to occur), voluntarily, involuntarily, by operation of law, or otherwise (any of the following, a “Transfer”):  (i) any assignment, sublease, disposition, sale, concession, license, mortgage, encumbrance, hypothecation, pledge, collateral assignment, or other transfer, by Tenant of this Lease, any interest in this Lease, or all or any portion of the Premises; or (ii) any assignment, disposition, sale, transfer, acquisition, or issuance of equitable interests (whether stock, partnership or otherwise) in Tenant, to or by any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions, which results in such person, entity, or group holding (or assigning, transferring, disposing of, or selling) fifty percent (50%) or more of the aggregate legal or beneficial interests in Tenant.  Landlord will not be liable in damages to Tenant or to any proposed subtenant, assignee or other transferee (any of the preceding a “Proposed Transferee”) if such consent is adjudicated to have been unreasonably withheld, in which case Tenant’s sole remedy is to have the proposed Transfer declared valid as if Landlord’s consent had been given (although Tenant will be entitled to reasonable attorney’s fees if Tenant is the prevailing party in such litigation).  No Transfer releases or discharges Tenant from any liability, whether past, present, or future, under this Lease and Tenant continues to remain primarily liable under this Lease.  Tenant irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent and other amounts from any Transfer, and Landlord, as assignee and as special attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and other amounts and apply them toward Tenant’s obligations under this Lease; except that, unless Tenant defaults under this Lease and fails to cure the default within the applicable cure period, Tenant may collect such rent and other amounts.  Tenant shall promptly reimburse Landlord for Landlord’s reasonable costs (less any payment made by Tenant with Landlord as set forth above) of reviewing, consenting to, rejecting or consummating any proposed Transfer, including reasonable attorneys’ fees.  Tenant shall promptly pay to Landlord 50% of all rents and other consideration, of whatever nature, payable by the Proposed Transferee (or receivable by Tenant) pursuant to any Transfer, which exceeds the sum of all leasing commissions paid and tenant improvement allowances funded by Tenant to the extent reasonably incurred in direct conjunction with the Transfer, plus:  (1) if a sublease of a portion of the Premises, the portion of the Basic Monthly Rent that is allocable to the portion of the Premises subleased (such allocation based on the area of the portion subleased), or (2) if any other Transfer, the Basic Monthly Rent.  Landlord additionally may, by giving written notice (the “Recapture Notice”) to Tenant within 15 days after receipt of Tenant’s request for a Consent to Transfer which would result in cumulative Transfers of more than 50% of the Rentable Square Feet of the Premises, recapture the Premises and terminate this Lease.  If Landlord elects to exercise such right and delivers a Recapture Notice to Tenant, this Lease is automatically terminated as of the commencement or effective date stated in Tenant’s request for a Consent to Transfer, and Tenant shall surrender possession of the Premises as of such date, unless within two business days after Landlord’s Recapture Notice Tenant rescinds its request for a Consent to Transfer.  Notwithstanding anything to the contrary in this paragraph, with prior written notice to Landlord, but without the requirement for Landlord’s consent, Tenant may assign this Lease to an entity which is controlled by Tenant or which is under common control with Tenant, so long as the Transferee assumes Tenant’s obligations under this Lease in writing for the benefit of Landlord and Tenant concurrently executes a guaranty of this Lease (and Guarantor executes a reaffirmation of its Guaranty of Lease) for the benefit of Landlord in form and substance reasonably acceptable to Landlord.

22.  Access by Landlord.  Landlord and any of Landlord’s agents or employees may enter the Premises at all reasonable times, during normal business hours if feasible under the circumstances, and after reasonable notice, if feasible under the circumstances, (i) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease, (ii) to do any necessary maintenance or make any restoration to the Premises that Landlord has the right or obligation to perform, (iii) to serve, post, or keep posted any notices required or allowed under this Lease, (v) to post “for sale” or “for rent” or “for lease” signs, (vi) to show the Premises to brokers, agents, prospective buyers, prospective tenants, or other persons interested in a listing of, financing, purchasing, or occupying the Premises, and (vii) to shore the foundations, footings, and walls of the Premises, and to erect scaffolding and protective barricades around and about the Premises, but not so as to prevent entry to the Premises, and to do any other act or thing necessary for the safety or preservation of the Premises if any excavation or other construction is undertaken or is about to be undertaken on any adjacent property or nearby street (which work must be performed in as unobtrusive manner as is reasonably practicable).  In the event of an emergency Landlord may enter the Premises at any time, without prior notice to Tenant.  Landlord’s rights under this paragraph extend, with Landlord’s consent, to the owner of adjacent property on which excavation or construction is to take place and the adjacent property owner’s agents, employees, officers, and contractors.  Landlord will not be liable for any inconvenience, disturbance, loss of business, nuisance, or other damage arising out of any entry on the Premises as provided in this paragraph except damage resulting directly from the grossly negligent acts of Landlord or Landlord’s Invitees.  Tenant will not be entitled to any abatement or reduction of rent because of the exercise by Landlord of any rights under this paragraph.

23.  Indemnity and Exemption of Landlord from Liability.  Tenant shall defend, indemnify, and hold harmless Landlord against all Claims (as defined below) and all costs, expenses, and attorneys’ fees incurred in the defense or handling of any such Claims or any action or proceeding brought on any of such Claims.  For purposes of this Lease, “Claims” means all liabilities, damages, losses, costs, expenses, attorneys’ fees, and claims (except to the extent they result from Landlord’s grossly negligent acts or willful misconduct) arising from or which seek to impose liability under or because of (i) Tenant’s or Tenant’s Invitees’ use of the Premises, (ii) the conduct of Tenant’s business, (iii) any activity, work, or things done, permitted, or suffered by Tenant or any of Tenant’s Invitees in or about the Premises or elsewhere, (iv) any breach or default in the performance of any obligation to be performed by Tenant under this Lease, (v) any negligence of Tenant or any of Tenant’s Invitees, or (vi) any event, act or omission arising on, out of or around the Premises during the Term, except to the extent arising from Landlord’s failure to perform its obligations under this Lease.  Except to the extent arising from Landlord’s failure to perform its obligations under this Lease and to the extent caused by Landlord’s grossly negligent acts or willful misconduct, Tenant assumes all risk of, Tenant waives all claims against Landlord in respect of, and Landlord is not liable for, any of the matters set forth above in this paragraph or any of the following:  injury to Tenant’s business, loss of income from such business, or damage or injury to the goods, wares, merchandise, or other property or the person of Tenant, Tenant’s Invitees, or any other persons in, on, or about the Premises, whether such damage, loss, or injury is caused by or results from criminal acts, fire, steam, electricity, gas, water, rain, the breakage, leakage, obstruction or other defects of pipes, sewer lines, sprinklers, wires, appliances, plumbing, air-conditioning or lighting fixtures, or any other cause, conditions arising about the Premises, or other sources or places, and regardless of whether the cause of such damage, loss, or injury or the means of repairing such damage, loss, or injury is inaccessible to Tenant.  “Claims” also includes those arising from or relating to:  (i) any discharges, releases, or threatened releases of noise, pollutants, contaminants, herbicides, pesticides, insecticides, or hazardous or toxic wastes, substances, or materials (any of the preceding a “Hazardous Material”) into ambient air, water, or land by Tenant or Tenant’s Invitee’s, or otherwise from, on, under, or above the Premises (except to the extent Tenant establishes that the Hazardous Materials were released onto the Premises before the date of this Lease), (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or hazardous or toxic wastes, substances, or materials by Tenant or Tenant’s Invitees, or otherwise from, on, or under, the Premises, or (iii) a violation of any environmental or regulation law on, under, or above the Premises (except to the extent Tenant establishes that the contamination was released before Landlord first delivered possession to Tenant of the applicable portion of the Premises or was a continued release of such pre-possession contamination which was not exacerbated by Tenant’s acts or omissions).

24.  Hazardous Substances.  Landlord represents and warrants to Tenant that, to Landlord’s actual knowledge, the Premises do not contain any Hazardous Materials in violation of applicable law.  Landlord, and not Tenant, is responsible for the Hazardous Material condition of Premises as it exists before the date of this Lease (but it is Tenant’s burden to establish that the Hazardous Materials in question existed on the Premises before the date of this Lease).  Neither Tenant nor any of Tenant’s Invitees may use, manufacture, store, or dispose of any Hazardous Materials anywhere within the Premises which are or could (a) be detrimental to the Premises, human health, or the environment, except in accordance with all applicable laws, or (b) adversely affect the value of the Premises.  If the Premises are contaminated (or, due to the acts or omissions of Tenant or Tenant’s Invitees, the Premises is contaminated) by any Hazardous Material during the Term, then (1) Tenant shall promptly notify Landlord in writing of such contamination, and (2) Landlord may elect to either (A) demand that Tenant perform all remediation required by Landlord (to Landlord’s satisfaction and at Tenant’s sole cost, necessary to return the Premises to at least as good a condition as the Premises are in as of the date of this Lease, which Tenant shall immediately do upon receipt of notice from Landlord, or (B) proceed to cause such investigation, clean-up, and remediation work which Landlord deems necessary or desirable to be undertaken, whereupon the entire cost thereof (plus a supervisory fee equal to ten percent of such cost) will be payable by Tenant to Landlord upon demand as additional rent.  If Tenant does not promptly commence and diligently pursue such remediation, then Landlord may perform or cause to be performed such remediation and Tenant shall immediately, upon demand, pay the cost thereof, plus a supervisory fee in the amount of ten percent of such cost.  Tenant’s obligations and liability under this paragraph shall survive the termination of Tenant’s tenancy and the Term of this Lease, except that nothing contained in this paragraph shall be deemed to impose liability on Tenant for any contamination arising after the Term of this Lease provided neither Tenant nor Tenant’s Invitees contributed to such problem during the Term of the Lease.

25.  Prohibition Against Asbestos-Containing Materials.  Tenant may not allow or permit any materials which contain asbestos in any form or concentration (“Asbestos-Containing Materials”) to be used or stored in the Premises or used in the construction of any improvements or alterations to the Premises, including building or construction materials and supplies.   Such prohibition against Asbestos-Containing Materials shall apply regardless of whether the Asbestos-Containing Materials may be considered safe or approved for use by a manufacturer, supplier, or governmental authority, or by common use or practice.

26.  Security Measures.  Tenant acknowledges (i) that the Basic Monthly Rent does not include the cost of any security measures for any portion of the Premises (ii) that Landlord has no obligation to provide any security measures, (iii) that Landlord has made no representation to Tenant regarding the safety or security of the Premises, and (iv) that Tenant is solely responsible for providing any security it deems necessary to protect itself, its property, and Tenant’s Invitees in, on, or about the Premises.  Landlord has no duty to warn Tenant of any criminal acts or dangerous conduct that has occurred in or near the Premises, regardless of Landlord’s knowledge of such crimes or conduct.

27.  Subordination and Attornment.  Within one week after Landlord’s written request (which may be made from time to time throughout the Term), Tenant shall execute a Subordination, Non-Disturbance, and Attornment Agreement in the applicable Lender’s standard form (“SNDA”).  The SNDA must provide Tenant with basic non-disturbance protection and may provide, among other things, that this Lease is subject and subordinate to the interests of the Lender (and to all renewals, modifications, consolidations, replacements, or extensions thereof), and that if the Lender succeeds to the rights of Landlord under this Lease, whether by foreclosure, deed in lieu of foreclosure or otherwise, then (i) such successor landlord will not be subject to any offsets or defenses which Tenant might have against Landlord, (ii) such successor landlord will not be bound by any prepayment by Tenant of more than one month’s installment of rent, (iii) such successor landlord will not be subject to any liability or obligation of Landlord except those arising after such succession, (iv) Tenant shall attorn to and recognize such successor landlord as Tenant’s landlord under this Lease, (v) Tenant shall promptly execute and deliver any instruments that may be necessary to evidence such attornment, and (vi) on such attornment, this Lease shall continue in effect as a direct lease between such successor landlord and Tenant.  Tenant irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute and deliver the SNDA if Tenant fails to deliver it to Landlord within the one-week period described above.  If Landlord fails to provide Tenant, within 60 days after the date of this Lease, an SNDA signed by all of its Lenders (who have an interest in the Premises as of such 60th day) on the Lender’s standard form, Tenant may terminate this Lease by giving written notice of termination to Landlord between the 61st and 68th day following the date of this Lease (in which case Landlord shall return to Tenant any prepaid rent and Security Deposit and neither party will have any further obligation to the other under this Lease, except for Tenant’s indemnity obligations on account of the period preceding the termination).  Additionally, if any new Lender obtains an interest in the Premises after the date of this Lease, Landlord shall diligently pursue an SNDA from the new Lender.

28.  Estoppel Certificates.  Within 10 days after notice from Landlord, Tenant shall execute and deliver to Landlord, in recordable form, a certificate stating (i) that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating all modifications, (ii) the then-current Basic Monthly Rent, (iii) the dates to which Basic Monthly Rent has been paid in advance, (iv) the amount of any security deposit, prepaid rent or other payment constituting rent which has been paid (including Operating Expenses), (v) whether or not Tenant or Landlord is in default under this Lease and whether there currently exist any defenses or rights of offset under the Lease, and (vi)

such other matters as Landlord shall reasonably request.  Tenant’s failure to deliver the certificate within the 10-day period shall be conclusive upon Tenant for the benefit of Landlord, and any successor in interest to Landlord, any Lender or proposed Lender, and any purchaser of the Premises that, except as may be represented by Landlord, this Lease is unmodified and in full force and effect, no rent has been paid more than 30 days in advance, and neither Tenant nor Landlord is in default under this Lease.  Tenant irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute and deliver such certificate to any third party if Tenant fails to deliver such certificate within such 10-day period.  Conversely, within 10 days after notice from Tenant, Landlord shall execute and deliver to Tenant, in recordable form, a certificate stating the items described above.  Landlord’s failure to deliver the certificate within the 10-day period shall be conclusive upon Landlord for the benefit of Tenant, and any successor in interest to Tenant, that, except as may be represented by Tenant, this Lease is unmodified and in full force and effect, no rent has been paid more than 30 days in advance, and neither Tenant nor Landlord is in default under this Lease.  Landlord irrevocably constitutes and appoints Tenant as its special attorney-in-fact to execute and deliver such certificate to any third party if Landlord fails to deliver such certificate within such 10-day period.

29.  Waiver.  No delay or omission in the exercise of any right or remedy of Landlord in the event of any default by Tenant shall impair such right or remedy or be construed as a waiver.  The receipt and acceptance by Landlord of delinquent rent does not constitute a waiver of any default other than the particular rent payment accepted.  Landlord’s receipt and acceptance from Tenant, on any date (the “Receipt Date”), of an amount less than the amount due on such Receipt Date, or to become due at a later date but applicable to a period before the Receipt Date, does not release Tenant of its obligation (i) to pay the full amount due on such Receipt Date or (ii) to pay when due the full amount to become due at a later date but applicable to a period before such Receipt Date.  No act or conduct of Landlord, including the acceptance of the keys to the Premises, constitutes an acceptance by Landlord of the surrender of the Premises by Tenant before the Expiration Date.  Only a written notice from Landlord to Tenant stating Landlord’s election to terminate Tenant’s right to possession of the Premises constitutes acceptance of the surrender of the Premises and accomplishes a termination of this Lease.  Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval may not be deemed to waive or render unnecessary Landlord’s consent to or approval of any other or subsequent act by Tenant.  Any waiver by Landlord of any default must be in writing and does not constitute a waiver of any other default concerning the same or any other provision of this Lease.  Tenant waives any rights granted to Tenant under California Code of Civil Procedure Section 1179, California Civil Code Section 3275, and any successor statue(s).  Tenant represents and warrants that if Tenant breaches this Lease and, as a result, this Lease is terminated, Tenant will not suffer any undue hardship as a result of the termination and, during the Term, will make such alternative or other contingency plans to provide for its vacation of the Premises and relocation in the event of such termination.  Tenant acknowledges that Tenant’s waivers set forth in this paragraph are a material part of the consideration for Landlord’s entering into this Lease and that Landlord would not have entered into this Lease in the absence of such waivers.

30.  Brokers.  Landlord and Tenant each represents that no real estate broker, agent, finder, or other person is responsible for bringing about or negotiating this Lease except as identified in Article 2 above (the “Brokers”) and neither Landlord nor Tenant has dealt with any real estate broker, agent, finder, or other person, relative to this Lease in any manner to whom compensation is due on account of this Lease, other than Brokers.  Landlord and Tenant shall defend, indemnify, and hold harmless the other against all liabilities, damages, losses, costs, expenses, attorneys’ fees and claims arising from any claims that may be made against the indemnified party by any real estate broker, agent, finder, or other person (other than as set forth above), alleging to have acted on behalf of or to have dealt with the indemnifying party.  Landlord is solely responsible for compensating Brokers in accordance with a separate written agreement between Landlord and Brokers.

31.  Easements.  Landlord may from time to time grant such easements, rights and dedications, and cause the recordation of parcel maps, easement and operating agreements, and restrictions affecting the Premises so long as such actions do not interfere with Tenant’s use of the Premises.  Tenant shall promptly sign any documents or instruments to accomplish the foregoing upon request by Landlord.  Tenant irrevocably appoints Landlord as Tenant’s special attorney-in-fact to execute and deliver such documents or instruments on behalf of Tenant if Tenant refuses or fails to do so.

32.  Limitations on Landlord’s Liability.  If Landlord is in default of this Lease, and as a consequence Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy against the right, title, and interest of Landlord in the Premises, and out of rent or other income from the Premises receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title, and interest in the Premises.  Neither Landlord nor Landlord’s affiliates, members, managers, shareholders, officers, directors, agents, or employees shall be personally liable for any deficiency.

33.  Sale or Transfer of Premises.  If Landlord sells or transfers any portion of the Premises, Landlord, on consummation of the sale or transfer, shall be released from any liability thereafter accruing under this Lease.  If any security deposit or prepaid rent has been paid by Tenant, Landlord may transfer the security deposit or prepaid rent to Landlord’s successor-in-interest and on such transfer Landlord shall be discharged from any further liability arising from the security deposit or prepaid rent.

34.  Quitclaim Deed and Memorandum.  Tenant shall execute and deliver to Landlord on the Expiration Date or earlier termination of this Lease, promptly on Landlord’s request, a quitclaim deed to the Premises, in recordable form, designating Landlord as transferee.  Landlord and Tenant shall execute a Memorandum of Lease in the form of the attached Exhibit D, in recordable form, and Tenant may cause the Memorandum to be recorded in the Official Records of San Diego County, California.

35.  No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation of this Lease, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate any existing subleases or may, at the option of Landlord, operate as an assignment to Landlord of any such subleases.

36.  Miscellaneous.

36.1. Financial Statements.  Upon Landlord’s written request, Tenant shall promptly furnish to Landlord, from time to time, financial statements certified by Tenant to be correct and complete, reflecting Tenant’s then current financial condition.  Such financial statements shall include a current balance sheet and a profit and loss statement covering the most recent 12-month period available.  During any period Tenant’s stock is publicly-traded on a U.S. national exchange, the financial statements shall be limited to those publicly available.  In addition, except when Tenant’s stock is publicly-traded on a U.S. national exchange, upon Landlord’s written request, Tenant shall allow Landlord, or a certified public accountant of Landlord’s choosing, to determine Tenant’s current financial condition by reviewing Tenant’s current financial books, records, and accounts.

36.2.  Governing Law, Venue and Jurisdiction.  This Lease is governed by and construed in accordance with the laws of the State of California, irrespective of California’s choice-of-law principles.  All actions and proceedings arising in connection with this Lease must be tried and litigated exclusively in the State and Federal courts located in the County of San Diego, State of California, which courts have personal jurisdiction and venue over each of the parties to this Lease for the purpose of adjudicating all matters arising out of or related to this Lease.  Each party authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices set forth in this Lease.

36.3.  Further Assurances.  Each party to this Lease shall execute and deliver all instruments and documents and take all actions as may be reasonably required or appropriate to carry out the purposes of this Lease.

36.4.  Time of Essence.  Time and strict and punctual performance are of the essence with respect to each provision of this Lease.

36.5.  Attorney’s Fees.  The prevailing party(ies) in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding (“Proceeding”) relating to the enforcement or interpretation of this Lease may recover from the unsuccessful party(ies) all costs, expenses, and actual attorney’s fees (including expert witness and other consultants’ fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding.  All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney’s fees.

36.6.  Modification.  This Lease may be modified only by a contract in writing executed by the party to this Lease against whom enforcement of the modification is sought.

36.7.  Prior Understandings.  This Lease and all documents specifically referred to and executed in connection with this Lease:  (a) contain the entire and final agreement of the parties to this Lease with respect to the subject matter of this Lease, and (b) supersede all negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to such subject matter, which precede or accompany the execution of this Lease.

36.8.  Interpretation.  Whenever the context so requires in this Lease, all words used in the singular may include the plural (and vice versa) and the word “person” includes a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity.  The terms “includes” and “including” do not imply any limitation.  No remedy or election under this Lease is exclusive, but rather, to the extent permitted by applicable law, each such remedy and election is cumulative with all other remedies at law or in equity.  The paragraph headings in this Lease:  (a) are included only for convenience, (b) do not in any manner modify or limit any of the provisions of this Lease, and (c) may not be used in the interpretation of this Lease.  All provisions, whether covenants or conditions, to be performed or observed by Tenant shall be deemed to be both covenants and conditions.  The obligations of Tenant are the joint and several obligations of each of them.

36.9.  Partial Invalidity.  Each provision of this Lease is valid and enforceable to the fullest extent permitted by law.  If any provision of this Lease (or the application of such provision to any person or circumstance) is or becomes invalid or unenforceable, the remainder of this Lease, and the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, are not affected by such invalidity or unenforceability.

36.10.  Notices.  Each notice and other communication required or permitted to be given under this Lease (“Notice”) must be in writing.  Notice is duly given to another party upon:  (a) hand delivery to the other party, (b) receipt by the other party when sent by facsimile to the address and number for such party set forth in Article 2 (provided, however, that the Notice is not effective unless a duplicate copy of the facsimile Notice is promptly given by one of the other methods permitted under this paragraph), (c) three business days after the Notice has been deposited with the United States postal service as first class certified mail, return receipt requested, postage prepaid, and addressed to the party as set forth in Article 2, or (d) the next business day after the Notice has been deposited with a reputable overnight delivery service, postage prepaid, addressed to the party as set forth in Article 2 with next business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery-service-provider.  Each party shall make a reasonable, good faith effort to ensure that it will accept or receive Notices to it that are given in accordance with this paragraph.  A party may change its address for purposes of this paragraph by giving the other party(ies) written notice of a new address in the manner set forth above.

36.11.  Drafting Ambiguities.  Each party to this Lease and its legal counsel have reviewed and revised this Lease.  The rule of construction that ambiguities are to be resolved against the drafting party or in favor of the party receiving a particular benefit under an agreement may not be employed in the interpretation of this Lease or any amendment to this Lease.

36.12.  Third Party Beneficiaries.  Nothing in this Lease is intended to confer any rights or remedies on any person or entity other than the parties to this Lease and their respective successors-in-interest and permitted assignees.

This Lease is not effective against Landlord unless and until, within one week after the date of this Lease, Landlord receives (a) a fully executed original of this Lease and the Guaranty of Lease below executed by Invision Technologies Company, a Delaware corporation (“Guarantor”), and (b) evidence reasonably satisfactory to Landlord of the due authorization and execution of this Lease by Tenant and the Guaranty of Lease by Guarantor.

LANDLORD:			TENANT:

CARMEL MOUNTAIN #8 ASSOCIATES, L.P., a California limited partnership			QUANTUM MAGNETICS, INC., a California corporation

By:	CHANCELLOR DEVELOPMENT CORPORATION		By:	/s/ L. J. Burnett
	a California corporation, General Partner			L. J. Burnett	, President

By:
, Secretary
	By:	/s/ Roger A.P. Joseph
Roger A.P. Joseph, President

CARMEL MOUNTAIN ENVIRONMENTAL, LLC,
a California limited liability company

By:	/s/ Bruce E. Tabb
Bruce E. Tabb, Managing Member

GUARANTY OF LEASE

The undersigned, INVISION TECHNOLOGIES COMPANY, a Delaware corporation (“Guarantor”), absolutely and unconditionally guarantees, on demand, to and for the benefit of Landlord, the full, timely, and complete payment and performance of all of Tenant’s obligations, whether monetary or otherwise, set forth in or arising out of the foregoing Single-Tenant Net Lease Agreement (collectively, the “Guaranteed Obligations”).  This Guaranty constitutes an absolute, direct, immediate, and unconditional guarantee of timely payment and performance, and not merely of collectibility, and includes all primary, secondary, direct, indirect, fixed, and contingent obligations of Tenant to pay Basic Monthly Rent, Operating Expenses, and all other rent including late charges, insurance, taxes, indemnifications, and other fees, charges, sums, costs, and expenses which may be owing by Tenant at any time in connection with the Guaranteed Obligations, as they may be modified, amended, extended, or renewed from time to time.  If a specific amount outstanding and owing by Tenant under the Lease or the Guaranteed Obligations is determined by a court of competent jurisdiction, that determination is conclusive and binding on Guarantor, regardless of whether or not Guarantor was a party to the proceeding in which the determination was made.  If Tenant defaults in the payment of any amount when due under the Lease, Guarantor shall pay to Landlord or order, on demand, all sums due and owing under the Lease.  Additionally, Guarantor shall assume responsibility for and shall fully perform all of the other Guaranteed Obligations promptly on receiving written notice from Landlord.  No delay by Landlord in providing notice of a default by Tenant or making demand on Guarantor affects Guarantor’s obligations under this Guaranty.  The obligations of Guarantor under this Guaranty are independent of the obligations of Tenant or any other guarantor.  The obligations of Guarantor under this Guaranty are continuing and irrevocable until all of the Guaranteed Obligations have been fully satisfied.  If at any time all or any part of any payment received by Landlord from Tenant, Guarantor, or any other person under or with respect to the Lease or this Guaranty is refunded or rescinded pursuant to any court order (including any court order arising out of the insolvency, bankruptcy, or reorganization of Tenant, a Guarantor or any other guarantor), then the Guarantor’s obligations under this Guaranty shall, to the extent of the payment refunded or rescinded, be deemed to have continued in existence, notwithstanding previous receipt of payment by Landlord, regardless of any contrary action by Landlord, as though such previous payment to Landlord had never occurred (and such contrary action had not been taken).  This Guaranty is not affected or limited in any manner if recovery against Tenant is barred by any statute of limitations or is otherwise unenforceable against Tenant, or if any of the Guaranteed Obligations arises from transactions which may be voidable as the result of bankruptcy, insolvency, fraudulent conveyance, receivership, or offsets not arising out of the Lease; provided, however, Guarantor will not be liable for obligations for which Tenant is not obligated to perform because of the express terms of the Lease.  This Guaranty shall not be affected or limited in any manner by whether Tenant may be liable, with respect to the Guaranteed Obligations individually, jointly with others, primarily, or secondarily.

This Guaranty shall not be affected or limited in any manner by (a) any assignment of, or any modification or amendment (by agreement, course of conduct, or otherwise) to, all or any portion of any lease, agreement, instrument, or document with respect to or that evidences the Guaranteed Obligations, or (b) the renewal, extension, or modification, at any time, of any of the Guaranteed Obligations; provided, however, in the event of a Transfer by Tenant to an unaffiliated third party and the subsequent modification(s) of the Lease by Landlord and the Transferee, Guarantor will not be obligated to perform the increased obligations resulting from the modification(s).  By this Guaranty, Guarantor guarantees Tenant’s performance of the Guaranteed Obligations as so amended, assigned, renewed, extended, or modified, whether or not the amendment, assignment, renewal, extension, or modification is made with the consent of or notice to Guarantor.

If Tenant defaults with respect to any of the Guaranteed Obligations, and if Guarantor does not satisfy Tenant’s obligations immediately upon its receipt of written notice of such default from Landlord, Landlord may, at its election, proceed immediately against any Guarantor (as if such default arose from the direct and primary obligation of Guarantor), any other guarantor, or Tenant, or any combination of Tenant, Guarantor, and any other guarantor.  In the event of any default under this Guaranty, an action or actions may be brought and prosecuted against the Guarantor, whether or not Tenant or any other guarantor is joined in such action(s) or a separate action or actions are brought against Tenant or any other Guarantor or guarantor.  Landlord may maintain successive actions for separate defaults.  Unless and until the Guaranteed Obligations have been fully satisfied or waived in writing by Landlord, Guarantor shall not be released from its obligations under this Guaranty irrespective of (i) the exercise by Landlord of any of Landlord’s rights or remedies (including compromise or adjustment of the Guaranteed Obligations or any part thereof), (ii) any release by Landlord of Tenant or any other Guarantor or guarantor, (iii) any such action or any number of successive actions, or (iv) the satisfaction by Guarantor of any liability under this Guaranty incident to a particular default.  Landlord may perform any or all of Guarantor’s obligations hereunder, in which case, Guarantor shall reimburse Landlord immediately upon demand for all costs and expenses, including all reasonable attorneys’ fees, that Landlord incurs in performing such obligations, together with interest on those sums from and after the date(s) they are incurred at the rate of eighteen percent (18%) per annum.

Guarantor waives all rights afforded a surety or guarantor under applicable law, including all benefits it may otherwise be entitled to under California Civil Code Sections 2787 through 2855, and similar laws, and the following:

a.  Guarantor waives all rights it would otherwise have to require Landlord, as a condition to Landlord’s exercise of any of its rights under this Guaranty, to (i) proceed against Tenant or any other guarantor, (ii) perfect, retain, protect, proceed against, or exhaust any security that Landlord holds or may hold from Tenant, or (iii) pursue any other remedy in Landlord’s power.

b.  Guarantor waives the benefit of all statutes of limitations affecting Guarantor’s liability under this Guaranty to the extent permitted by law.

c.  Guarantor waives all defenses which Guarantor might otherwise have to its obligations under this Guaranty by reason of any disability of Tenant or any other person(s), including the incapacity, lack of authority, death, or disability of Tenant or any other person(s) or the failure of Landlord to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of Tenant or any other person(s).

d.  Guarantor waives all defenses and rights which Guarantor might otherwise have to exoneration under this Guaranty, including all rights under California Civil Code Section 2819 and similar laws, based on any alteration, modification, compromise, renewal, extension, or assignment of the Lease or any of the Guaranteed Obligations, whether done with or without the knowledge or consent of Guarantor, and Guarantor grants Landlord the right to take any such action relative to the Guaranteed Obligations without the knowledge or consent of Guarantor without in any manner affecting the liability of Guarantor under this Guaranty.

e.  Guarantor waives all other defenses based on the termination of Tenant’s liability from any cause or the impairment of any other collateral or security for the Guaranteed Obligations provided, however, Guarantor will not be liable for obligations for which Tenant is not obligated to perform because of the express terms of the Lease.

f.  Guarantor subordinates to Landlord all of Guarantor’s rights to participate in any security now or later held by Landlord.

g.  Guarantor waives all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor, notices of non-payment, and all other notices of any kind, including all notices of the existence, creation, or incurring of new or additional obligations and any notice of acceptance of this Guaranty, which, upon execution by Guarantor, shall immediately be binding upon Guarantor.

h.  Guarantor waives all duties Landlord may have to investigate the authority of any representative, or purported representative, of Tenant to incur any obligation or enter into any agreement on behalf of Tenant.

i.  Guarantor waives all rights it may otherwise attain by reason of Landlord’s failure to enforce, or delay in enforcing, any of Landlord’s rights with respect to the Guaranteed Obligations.

All rights, powers and remedies of Landlord under this Guaranty shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord by law.

Guarantor represents and warrants that the following are accurate and complete as of the date of this Guaranty and shall be true at all times in the future while this Guaranty is outstanding:  (i) this Guaranty is executed at Tenant’s request and not at the request of Landlord;  (ii) Guarantor has sufficient net worth and sufficient liquidity of assets to enable Guarantor to promptly perform all of the Guaranteed Obligations as and when they are due;  (iii) Landlord has made no representation to Guarantor as to the creditworthiness or financial condition of Tenant; and  (iv) Guarantor has carefully read and negotiated all provisions of this Guaranty and has consulted with competent legal counsel in connection therewith.

Guarantor covenants that it is intimately aware of Tenant’s business and financial condition and that it has conducted a thorough investigation of all material factors regarding the making of the Lease and this Guaranty. Furthermore, Guarantor represents that it has the resources, access, and opportunity to remain informed at all times of the financial status of Tenant and of all other material information relative to the Lease and Guarantor’s obligations under this Guaranty; and Guarantor covenants to remain informed relative to all such matters as long as this Guaranty remains in effect.  On the basis of the foregoing, Guarantor waives any obligation which Landlord might otherwise have as a condition to enforcing Guarantor’s obligations under this Guaranty, to keep Guarantor informed relative to any information regarding the Lease, the Tenant, any security for the Lease, or any other factors affecting the obligations of Tenant of Guarantor.

In the event of Tenant’s insolvency or the disposition of the assets of Tenant, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Tenant applicable to the payment of all claims of Landlord and of each Guarantor shall be paid to Landlord and shall be first applied by Landlord to the Guaranteed Obligations.  Guarantor assigns to Landlord all claims which the Guarantor may have or acquire against Tenant or any assignee or trustee in bankruptcy of Tenant; provided, that such assignment shall be effective only for the purpose of assuring to Landlord full payment and performance of all of the Guaranteed Obligations.  All promissory notes now or hereafter evidencing any indebtedness of Tenant to Guarantor must be marked with a legend that such indebtedness shall be subordinate to the Guaranteed Obligations and, if Landlord so requests, shall be delivered to Landlord.  Guarantor authorizes Landlord to, from time to time, execute and file, on Guarantor’s behalf, financing statements and continuation statements and to execute such other documents and to take such other action as Landlord deems necessary or appropriate to perfect, preserve and enforce Landlord’s rights under this Guaranty.

All of the provisions of the foregoing Lease Agreement in Article 36 are incorporated into and repeated here in this Guaranty, but with each reference to “Tenant” replaced with “Guarantor” and each reference to “this Lease” replaced with “this Guaranty”.

GUARANTOR:	INVISION TECHNOLOGIES COMPANY, a Delaware corporation

	By:	/s/ Ross Mulholland
Ross Mulholland, CFO

	By:	/s/ Ian Johnston
Ian Johnston, Secretary

Exhibit A – Premises

Lot 8 of Rancho Carmel Unit No. 2, in the City of San Diego, County of San Diego, State of California, according to Map thereof No. 10382, filed in the Office of the County Recorder of said County, April 29, 1982.

Exhibit B – Description of Expansion Improvements

A 5,000 square foot out-building to be constructed in the rear parking lot behind the existing Building, in compliance with H-1 occupancy type construction, including thick reinforced concrete walls and roof with explosion resistant exterior doors.  It will have roof-mounted air conditioning (hidden from view) for interior occupancy of Tenant’s employees.  Interior clear ceiling height to be approximately 12 feet.

Exhibit C – Schematic Plans of Tenant Improvements

[GRAPHIC]

FIRST FLOOR PRELIMINARY SPACE PLAN

[GRAPHIC]

SECOND FLOOR PRELIMINARY SPACE PLAN

[GRAPHIC]

TEST BUILDING

Addendum No. 1 to Single-Tenant Net Lease Agreement – Extension Option

So long as Tenant is not in default under this Lease, and the original Tenant named in this Lease (or an assignee of the entire Lease approved by Landlord) remains the Tenant under this Lease and continues to occupy and operate the entire Premises, Tenant may once extend the Term by an additional ten years (the “Extension Period”), at an initial Basic Monthly Rent equal to the fair market rent of the entire Premises (including the Expansion Improvements) determined in accordance with this Addendum (“FMR”).  The initial Basic Monthly Rent of the Extension Period automatically is increased on the first day of the calendar month which is two years after the first day of the Extension Period, and every two years after such date of rent increase (an “Adjustment Date”), to an amount equal to 107% of the Basic Monthly Rent payable on account of the calendar month immediately preceding the Adjustment Date.  Tenant may exercise the option granted in this paragraph only by giving Landlord written notice of Tenant’s irrevocable election to extend the Term, which notice must be received by Landlord at least nine months (and no more than 14 months) before the applicable Extension Period begins.  Thereafter, Landlord and Tenant shall use good faith efforts to arrive at a mutually acceptable FMR by the date which is at least 100 days before the applicable Extension Period.  If, however, Landlord and Tenant do not timely agree on the FMR, the FMR will be determined in accordance with the following procedures:

1.  On or before the date which is 100 days before the applicable Extension Period, Landlord and Tenant each shall deliver written notice to Landlord’s counsel (or another mutually agreed on third party), in a sealed envelope, of its own best estimate of the fair market monthly rental value for the Premises during the first year of the applicable Extension Period (each party’s “Offer”).  Promptly after such deadline, Landlord’s counsel shall open the sealed Offers and notify each party of the other’s Offer.  Either party may accept the other party’s Offer within five days after its receipt thereof by giving the other party its written notice of acceptance, in which case the accepted Offer becomes the FMR.  If the Offers are within five percent of each other (or if both parties accept the other’s Offer), the FMR will be the average of the two Offers.  If only one of the parties timely delivers an Offer, that Offer will be the FMR.

2.  If the FMR is not timely established under the preceding paragraph, the FMR will be determined as follows:  On or before the 60th day before the Initial Expiration Date, Landlord and Tenant each shall appoint a California licensed MAI appraiser and give written notice of the name and address of such appraiser to the other party.  If either party fails to appoint an appraiser as required by the preceding sentence, the appraiser appointed by the other party shall appoint the second appraiser.  The parties shall instruct the two appraisers to determine the fair market monthly rental value for the Premises during the first year of the new Extension Period in light of all other terms of this Lease within four weeks after both appraisers are selected.  If the fair market monthly rental values determined by the appraisers fall within five percent of each other, the FMR will be the average of those two values.  Otherwise, within ten days after the expiration of the 4-week appraisal period, the two appraisers shall appoint a third California licensed MAI appraiser and deliver written notice of the name and address of the third appraiser to Landlord and Tenant.  If the two appraisers fail to appoint a third appraiser within the time required, either Landlord or Tenant may petition the Superior Court of San Diego County, California, for the appointment of the third appraiser.  Within two weeks after her appointment, the third appraiser shall determine which of the two prior appraisals is most accurate (the “Chosen Appraisal”).  The fair rental value established by the Chosen Appraisal will be the FMR.  The fees and costs of both/all of the appraisers must be paid by the party whose Offer differs from the FMR by the largest dollar amount.

This extension option automatically terminates and becomes void if three times in any 18-month period Tenant defaults under this Lease.

Addendum No. 2 to Single-Tenant Net Lease Agreement – Disbursement of TI Allowance

Before beginning Tenant’s Work, Tenant shall provide Landlord with a written representation (including reasonable supporting documentation) of the total costs and fees to complete Tenant’s Work and prepare the Premises and the Expansion Space for Tenant’s use and occupancy, including the contractors’ overhead, profit, architectural, construction, permitting, utility connection and “tap-in” charges, etc., as well as fees and costs of third parties including Architect, and other charges in having the Plans prepared and the Tenant Improvements constructed, inspected and operational (the “TI Costs”).  Tenant shall also provide evidence that Tenant has the funds immediately available to fund the positive difference, if any, between the TI Costs minus the TI Allowance (the “Shortfall”).  All costs of Tenant’s Work to the extent of the Shortfall (as it may change from time to time) must be paid by Tenant before Tenant requests any disbursement (or further disbursement) of the TI Allowance.  If the TI Costs ultimately prove to be less than the TI Costs previously anticipated, then the unused portion of the TI Allowance must be funded to Tenant to the extent necessary to reimburse Tenant for any Shortfall funded by Tenant that would otherwise have been funded from the TI Allowance.

So long as Tenant is not in default under this Lease and no Shortfall then exists, Landlord shall disburse funds from the TI Allowance (subject to a 10% retention) to pay TI Costs directly, or by joint checks, to the applicable payees on a monthly basis if Landlord receives at least one week before the scheduled disbursement an application (the “Application”) specifying the amount and date of the disbursement for which Tenant is applying.  The Application shall be completed and certified to be accurate by Tenant, the Contractor and the Architect and shall specifically identify the nature of each expense by reference to items in Tenant’s TI Costs statement.  Each Application must contain, or be accompanied by, an itemized statement providing all information reasonably required by Landlord, including:

(a)  The total amount expended or incurred by Tenant and due and payable to the Contractor, subcontractors, laborers, and materialmen, for work performed, and material or equipment furnished, since the preceding Application.

(b)  A description of the items for which disbursement is requested, which description shall refer to the line items of Tenant’s TI Cost statement provided to Landlord for which disbursement is requested.

(c)  Invoices and a signed conditional waiver and release of lien in a form approved by Landlord from Contractor and from each subcontractor, materialman, and laborer, to be paid in full or in part from the requested disbursement of TI Allowance proceeds, together with unconditional lien releases in form approved by Landlord from each subcontractor, materialman, and laborer and from the Contractor for all work, services and/or materials paid for out of the previous disbursement.

(d)  A statement of the names, addresses, and types of business entity of all subcontractors, materialmen, and laborers with respect to whom a disbursement is requested, and certificates that each is fully qualified and complies in all respects with the requirements of the Lease.

(f)  A certificate from the Architect certifying that all work has been completed in accordance with the Plans, in a good and workmanlike manner and in accordance with sound construction practices, and that the undisbursed proceeds of the TI Allowance are sufficient to pay for the lien free completion of Tenant’s Work.

The persons authorized by Tenant to execute Applications include Russ Lowell and anyone authorized in writing by Mr. Lowell.

Landlord will fund the balance of the retention promptly after Landlord receives evidence of lien-free completion of Tenant’s Work in a good and workmanlike manner, and complete as-built plans and specifications for Tenant’s Work along with copies of all warranties and owner’s manuals in connection with the components of Tenant’s Work, all of which are automatically assigned to Landlord on termination of this Lease to the extent in effect (and Tenant may not prematurely terminate them and shall ensure that all contracts, plans and warranties specifically provide for such assignment).